UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: July 2, 2013 (Date of earliest event reported:  June 28, 2013)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2013 the Company entered into an Amended and Restated Employment Agreement with Dr. Michael J. Hartnett, effective April 1, 2013, pursuant to which Dr. Hartnett will continue to be employed as President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

The new Amended and Restated Employment Agreement amends the Employment Agreement, dated as of April 4, 2010 between the Company and Dr. Michael J. Hartnett, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 26, 2010 and described therein. A copy of the Amended and Restated Employment Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Dr. Hartnett's Amended and Restated Employment Agreement has a two year initial term with automatic annual renewals thereafter, is substantially similar to his Employment Agreement and provides for:

•	The continuation of his current base salary with the elimination of any guaranteed minimum annual increase as provided in the Employment Agreement.

•	An amended annual performance bonus formula based on the Company’s performance in relation to an approved operating plan with the elimination of any discretionary performance bonus.

The foregoing description of Dr. Hartnett’s employment terms does not purport to be complete and is subject to, and qualified in its entirety by, prior related disclosures by Registrant and reference to the provisions of the Amended and Restated Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective April 1, 2013, between the Registrant and Dr. Hartnett.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 2, 2013

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: General Counsel & Secretary

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